UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Entry into a Material Definitive Agreement

On April 22, 2008, OccuLogix, Inc. (the “Company”) issued a press release announcing that it has signed a definitive merger agreement to acquire the minority ownership interest in OcuSense, Inc. (“OcuSense”) that the Company does not already own.  Currently, the Company owns 50.1% of the capital stock of OcuSense on a fully diluted basis.  Under the terms of the merger agreement, the Company will be acquiring the minority ownership interest in OcuSense by way of a merger of OcuSense and a newly incorporated, wholly-owned subsidiary of the Company.  As merger consideration, the Company expects to issue an aggregate of approximately 79,200,000 shares of its common stock to the minority shareholders of OcuSense.

In the same press release, the Company announced that, subject to stockholder and regulatory approval, it intends to effect a private placement of up to $6,500,000 of common stock at a per share price that is the lower of (1) the average trading price of its common stock at the time of purchase and (2) $0.10.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of OccuLogix, Inc. dated April 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: April 25, 2008
	By:	/s/Suh Kim
Suh Kim
General Counsel